UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2007

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On November 5, 2007, Cardinal Health, Inc. (the “Company”) notified customers of a voluntary recall for all Alaris® Pump modules, model 8100 (formerly known as Medley™ Pump module), shipped prior to September 27, 2007. On December 20, 2007, the Company issued a news release providing an update to this recall, which is attached hereto as Exhibit 99.1. The Company accrued a $4 million reserve in the quarter ended September 30, 2007 for costs associated with the recall and expects to accrue an additional reserve in the quarter ending December 31, 2007, which will bring total reserves established for this matter to an expected range of $12 million to $14 million. At this time, the Company expects that this reserve amount will be sufficient to implement the planned recall. However, it is possible that additional developments related to the recall may occur which could affect the total costs associated with the recall.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	News release issued by the Company on December 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: December 20, 2007	By:	/s/ Ivan K. Fong
	Name:	Ivan K. Fong
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

99.1	News release issued by the Company on December 20, 2007.